UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2022
WESTERN MIDSTREAM OPERATING, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(346) 786-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2022, Kristen S. Shults was appointed as Senior Vice President and Chief Financial Officer of Western Midstream Holdings, LLC (“WES GP”), the general partner of Western Midstream Partners, LP (”WES”), which owns Western Midstream Operating GP, LLC (the “General Partner”), the general partner of Western Midstream Operating, LP (the “Partnership”) and a 98% limited partner interest in the Partnership. Ms. Shults was also simultaneously appointed to this position with the General Partner.

Ms. Shults, age 37, has served as Senior Vice President, Finance and Communications of WES GP since May 2021. She previously served as Vice President, Investor Relations and Communications for WES GP, a position that she held from November 2019, when she joined WES, until May 2021. Ms. Shults has over 10 years of experience in the oil and gas industry. Ms. Shults joined Anadarko Petroleum Corporation (“Anadarko”), a wholly owned subsidiary of Occidental Petroleum Corporation (“Occidental”), in 2015, serving in various roles of increasing responsibility throughout Anadarko’s tax organization, including Director of Tax Compliance and Reporting from May 2018 to November 2019 and Worldwide Tax Manager from February 2017 to February 2018. Ms. Shults began her career in the tax practice of Ernst & Young, LLP, and is a Certified Public Accountant.

On May 2, 2022, in connection with her appointment as an officer of WES GP and the General Partner, the board of directors of WES GP (the “Board”) approved awards of phantom units (the “Awards”), upon the recommendation of the Compensation Committee of the Board, to Ms. Shults under the Western Gas Equity Partners, LP 2017 Long-Term Incentive Plan. The Awards consist of (i) 21,676 time-based phantom units that vest ratably over a three-year period beginning on February 12, 2023 (the “RU Award”), (ii) 10,838 performance-based phantom units that are eligible to vest after a three-year performance period based on WES’s relative total unitholder return as compared to a group of peer companies (the “TUR Award”), and (iii) 10,838 performance-based phantom units that are eligible to vest based on WES’s average return on assets over a three-year performance period (the “ROA Award”). The TUR Award and the ROA Award will vest only to the extent earned under the terms of applicable award agreements over the applicable performance period, which ends on December 31, 2024, for both Awards. Upon vesting, the Awards generally will be settled in WES’s common units. Distribution equivalent rights for the TUR Award and the ROA Award made during the performance period are accrued and paid in cash at the end of the performance period based on the actual performance of the underlying Award. Distribution equivalent rights for the RU Award are paid in cash on a quarterly basis. The foregoing description of the Awards is qualified in its entirety by reference to the forms of award agreement for the RU Award, TUR Award and ROA Award, which are filed as Exhibits 10.10, 10.11 and 10.12, respectively, to WES’s Form 10-K for the year ended December 31, 2021.

Other than as described herein, there is no arrangement or understanding between Ms. Shults and any other person pursuant to which she was selected as an officer of WES GP and the General Partner. There are no existing relationships between Ms. Shults, WES GP, WES, the General Partner, the Partnership, Occidental or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM OPERATING, LP

		By:	Western Midstream Operating GP, LLC, its general partner

Dated:	May 5, 2022	By:	/s/ Michael P. Ure
Michael P. Ure President and Chief Executive Officer